Exhibit 10.5

EXECUTION VERSION

SUPPORT AGREEMENT

This Support Agreement is dated August 1, 2008 among Environmental Power Corporation (“EPC”), Microgy Holdings, LLC (“Holdings”) and Microgy Hanford, LLC (“Hanford”) Microgy Riverdale, LLC (“Riverdale”) (each, a “Project Company” and Hanford and Riverdale together, the “Project Companies”) and Wells Fargo Bank, National Association, as trustee (the “Trustee”) under the Trust Indenture dated as of August 1, 2008 (the “Indenture”) with California Statewide Communities Development Authority (the “Issuer”).

WHEREAS, Holdings is an indirect, wholly owned subsidiary of EPC, and Holdings owns all of ownership interests in the Project Companies; and

WHEREAS, each of the Project Companies is engaged in the construction, development and operation of certain facilities to be constructed for the recycling of dairy cow manure into pipeline quality renewable natural gas (each a “California Facility” and, together, the “California Facilities”); and

WHEREAS, Holdings is the obligor with respect to $62,425,000 California Statewide Communities Development Authority Environmental Facilities Revenue Bonds (Microgy Holdings Project) Series 2008A (the “Bonds”) issued under the Indenture; and

WHEREAS, the proceeds of the Bonds are held by the Trustee to be applied to the costs of construction of the California Facilities; and

WHEREAS, to induce the purchasers of the Bonds and all who may become holders of the Bonds to purchase and hold the Bonds, EPC has agreed to enter into this Agreement;

NOW, THEREFORE, in consideration of the agreements contained herein and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. Funding.

(a) EPC will advance funds, as equity contributions or as subordinated debt, to Holdings from time to time as may be required to fully pay all costs of construction of each California Facility, as well as to fund operating costs of each California Facility incurred prior to the Date of Completion of such California Facility, to the extent that funds are not available therefor under the Construction Fund established pursuant to the Indenture or otherwise available from Holdings or from the respective Project Company.

(b) Holdings agrees to advance funds to the respective Project Companies as equity contributions at the times and in the amounts necessary to fully pay all costs of construction of each California Facility, as well as to fund operating costs of each California Facility incurred prior to the Completion Date (as defined in the Loan Agreement) of such California Facility, to the extent such costs are not paid by Holdings.

2. Determination of Completion Date. The Completion Date of each California Facility will be established by a certificate of R.W. Beck, Inc. as independent engineer, or such other firm as may at the time be acting as independent engineer under the Indenture, delivered at the request of Holdings to the Trustee as the “Completion Certificate” delivered under the Indenture accompanied by the certifications delivered under the Loan Agreement

3. Subordination of Payments. The parties hereto agree that to the extent funds advanced by EPC pursuant to paragraph (a) hereof are evidenced by debt instruments (“EPC Loans”), the repayment of all amounts due to EPC in respect of such EPC Loans (collectively, the “Subordinated Debt”) are and will be subordinate, to the extent and in the manner hereinafter set forth, to payments by Holdings under the Loan Agreement between Holdings and the Issuer dated as of August 1, 2008 related to the Bonds and to payments by Holdings under the Guarantee Agreement dated as of October 1, 2006 among Holdings, the Subsidiary Guarantors named therein and Wells Fargo Bank, National Association, as Collateral Trustee (the “Collateral Trustee”) as amended and supplemented by the Supplemental Guarantee Agreement, dated as of August 1, 2008 among Holdings, the Subsidiary Guarantors named therein and the Collateral Trustee (as so amended and supplemented, the “Guarantee”). Payments of Subordinated Debt may be made only as provided in the Guarantee.

4. In Furtherance of Subordination. EPC agrees that all payments or distributions upon or with respect to the Subordinated Debt which are received by EPC contrary to the provisions of this Agreement and the Guarantee shall be received in trust for the benefit of the holders of the Secured Obligations under the Guarantee (as defined therein), shall be segregated from other funds and property held by EPC and shall be forthwith paid over to the Collateral Trustee for application in accordance with the Collateral Trust Indenture and the Guarantee.

5. Rights of Subrogation. EPC agrees that no payment or distribution pursuant to the provisions of this Agreement shall entitle EPC to exercise any right of subrogation in respect thereof until the Secured Obligations (as defined in the Guarantee) shall have been paid in full.

6. Agreement in Respect of Subordinated Debt. EPC will not sell, assign, pledge, encumber or otherwise dispose of any of the Subordinated Debt unless in each case the assignee acknowledges in writing that such assigned Subordinated Debt is subject to the provisions of this Agreement.

7. Repayments to EPC. The parties agree that, to the extent that amounts contributed by Holdings to the Project Companies both as an initial equity contribution and under paragraph 1(b) hereof exceeds 20% of the costs of all of the California Facilities as completed (the “Excess Equity”), such Excess Equity may be repaid by the Project Companies to Holdings and by Holdings to EPC, subject only to the limitations of the Guarantee.

8. Further Assurances. Each of the parties will, at their own expense and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further action, that may be reasonably necessary or desirable or that the Trustee may reasonably request in order the protect any right or interest granted or purported to be granted hereby or to enable the Trustee to exercise and enforce its rights and remedies hereunder.

9. Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of California.

10. Notices. All notices, requests and other communications to any party under this Agreement shall be mailed, sent or delivered at its address specified below or to such other address as it may hereafter designate by notice to the other parties hereto.

Environmental Power Corporation 120 White Plains Road Suite 610 Tarrytown, NY 10591-5546	Microgy Holdings, LLC 120 White Plains Road Suite 610 Tarrytown, NY 10591-5546

Microgy Hanford, LLC c/o Microgy Holdings, LLC 120 White Plains Road Suite 610 Tarrytown, NY 10591-5546	Microgy Riverdale, LLC c/o Microgy Holdings, LLC 120 White Plains Road Suite 610 Tarrytown, NY 10591-5546

Wells Fargo Bank, National Association 4 Penn Center, Suite 810 1600 JFK Boulevard Philadelphia, Pennsylvania 19103

11. Severability. Any provision of this Agreement that shall be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law that renders any provision hereof prohibited or unenforceable in any respect.

12. Amendment. Neither this Agreement nor any of the terms hereof may be amended, changed or modified except by an instrument in writing signed by each of the parties hereto; provided, however, that no amendment, change or modification shall be made to this Agreement without the prior consent of Majority Holders (as defined in the Indenture).

13. Trustee as Beneficiary. The parties agree that the Trustee is an express beneficiary of this Agreement and, during the continuation of a Default under the Indenture, the Trustee shall have the right to demand and receive payments hereunder for application in accordance with this Agreement.

IN WITNESS WHEREOF, the parties have executed and delivered this Support Agreement as of the date first written above.

ENVIRONMENTAL POWER CORPORATION

By:	/s/ Michael E. Thomas
Title:	Senior Vice President, Chief Financial Officer and Treasurer

MICROGY HOLDINGS, LLC

By:	/s/ Michael E. Thomas
Title:	Vice President and Treasurer

MICROGY HANFORD, LLC

By:	/s/ Michael E. Thomas
Title:	Vice President and Treasurer

MICROGY RIVERDALE, LLC

By:	/s/ Michael E. Thomas
Title:	Vice President and Treasurer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Marvin Kierstead
Title:	Vice President

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